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EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of VendingData Corporation (the "Company") on Form 10-QSB for the quarterly period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Steven J. Blad, Chief Executive Officer and President of the Company, and John R. Spina, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

          1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


By:    /s/ Steven J. Blad                                    Dated: May 20, 2003
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       Steven J. Blad
Title: Chief Executive Officer and President


By:    /s/ John R. Spina                                     Dated: May 20, 2003
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       John R. Spina
Title: Chief Financial Officer and Treasurer

          This certification is made solely for the purposes of 18 U.S.C.
Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.